Press
Information

Company Contact: Sean Creamer, CFO
Arbitron Inc.
Phone: 410-312-8410
sean.creamer@arbitron.com

Investor Contact: Todd Fromer
KCSA Worldwide
212-896-1215
tfromer@kcsa.com

Investor and Media contact: Thom Mocarsky
Arbitron Inc.
410-312-8239
thom.mocarsky@arbitron.com
FOR IMMEDIATE RELEASE

ARBITRON INC. REPORTS 2008 FOURTH QUARTER AND YEAR END FINANCIAL RESULTS
Revenue and earnings per share guidance provided for full year 2009.

NEW YORK; February 17, 2009 – Arbitron Inc. (NYSE: ARB) today announced results for the fourth quarter and year ended December 31, 2008.

Net income for the quarter was $3.4 million, or $0.13 per share (diluted), compared with $3.7 million, or $0.13 per share (diluted) for the fourth quarter of 2007.

For the fourth quarter of 2008, the Company reported revenue of $93.6 million, an increase of 16.8 percent over revenue of $80.1 million during the fourth quarter of 2007.

Costs and expenses for the fourth quarter increased by 18.2 percent, from $79.9 million in 2007 to $94.5 million in 2008, due primarily to planned expenditures for the commercialization of the Portable People MeterTM ratings service and legal costs due primarily to actions undertaken by the New York and New Jersey Attorneys General. In the fourth quarter of 2008, share-based compensation totaled $2.0 million compared to $1.5 million in 2007.

Earnings before interest and income tax expense (EBIT) for the quarter were $6.7 million, an increase of 8.6 percent compared with EBIT of $6.2 million for the fourth quarter of 2007.

Income from continuing operations for the quarter was $3.4 million or $0.13 per share (diluted), compared with $4.1 million, or $0.14 per share (diluted) in the fourth quarter of 2007.

For the full year ended December 31, 2008, revenue was $368.8 million, an increase of 9.0 percent over revenue of $338.5 million for the same period in 2007. Costs and expenses for the year increased by 11.9 percent from $279.2 million in 2007 to $312.4 million in 2008, due primarily to the planned expenditures for the commercialization of PPM. Share-based compensation in 2008 was $8.4 million as compared to $6.5 million in 2007.

Earnings before interest and income tax expense (EBIT) decreased 0.3 percent from $63.3 million in the full-year 2007 to $63.1 million for the same period in 2008. Net income for the full-year 2008 decreased 7.5 percent to $37.2 million compared with $40.2 million in 2007. Earnings per share (diluted) for the full-year 2008 were $1.36 compared with $1.35 per share (diluted) last year.

Income from continuing operations for the full-year 2008 decreased to $37.2 million or $1.37 per share (diluted) from $40.5 million or $1.37 per share (diluted), in 2007.

On January 31, 2008, Arbitron concluded the sale of CSW Research Limited (“Continental”), its UK-based custom research business. As a result, Continental’s financial results have been reclassified as a Discontinued Operation for all periods presented. In the fourth quarter of 2008 and 2007, the Company reported losses (net of tax) from Continental of $24 thousand and $458 thousand, respectively. For the full years 2008 and 2007, the losses from discontinued operations (net of tax) were $39 thousand and $324 thousand, respectively.

Management comment on 2008 results
Michael Skarzynski, president and chief executive officer, Arbitron Inc., made the following comments:

“In the fourth quarter of 2008, we restarted the commercialization of the Portable People Meter service by bringing electronic measurement to radio in 12 new markets including New York, Los Angeles, Chicago, San Francisco, Dallas, Atlanta, Detroit and Washington D.C. With the recent MRC accreditation in Riverside-San Bernardino, we continue to make progress in the commercialization of our PPM radio ratings services. We also signed settlement agreements with the New York and New Jersey Attorneys General and are implementing programs that we believe will further improve our PPM services.

“These are all significant accomplishments that keep our long-term plans to commercialize PPM in radio’s largest markets solidly on track.

“We have also strengthened our commitment to continuous improvement in markets of all sizes. We are adding cell-phone-only households to our samples in diary markets and have accelerated the development of electronic and online alternatives to the paper and pencil diary for all markets.

“Our goal is to maintain our leadership position in radio research in markets large and small while helping the radio industry prosper once again in the highly competitive media environment,” said Mr. Skarzynski.

Company Guidance for 2009
For the full year 2009, Arbitron expects revenue to increase between 6 percent and 10 percent compared to the 2008 revenue of $368.8 million.

Earnings per share (diluted) for the full year 2009 is expected to be between $1.40 and $1.55, an increase of between 3 percent to 14 percent, versus $1.36 in 2008.

Earnings conference call: schedule and access
Arbitron will host a conference call at 10:00 a.m. Eastern Time. The Company invites you to listen to the call by dialing (toll free) 888-868-9083. The conference call can be accessed from outside of the United States by dialing 973-935-8512. To participate, users will need to use the following code: 79664083. The call will also be available live on the Internet at the following sites: www.streetevents.com and www.arbitron.com/investors/.

A replay of the call will be available from 12:00 p.m. on February 17 through 11:59 p.m. on March 1, 2009. To access the replay, please call (toll free) 800-642-1687 in the United States, or 706-645-9291 if you’re calling from outside of the United States. To access the replay, users will need to enter the following code: 79664083.

Presentation of Non-GAAP Information
The terms EBIT (earnings before interest and income taxes) and EBITDA (earnings before interest, income taxes, depreciation and amortization) are non-GAAP financial measures that the management of Arbitron believes are useful to investors in evaluating the Company’s results. These non-GAAP financial measures should be considered in addition to, and not as a replacement for, or superior to, either income from continuing operations, as an indicator of Arbitron’s operating performance, or cash flow, as a measure of Arbitron’s liquidity. In addition, because EBIT and EBITDA may not be calculated identically by all companies, the presentation here may not be comparable to other similarly titled measures of other companies. For a reconciliation of these non-GAAP financial measures to the most comparable GAAP equivalent, see the EBIT and EBITDA Non-GAAP Reconciliation, along with related footnotes, below.

About Arbitron

Arbitron Inc. (NYSE: ARB) is a media and marketing research firm serving the media – radio, television, cable, online radio and out-of-home – as well as advertisers and advertising agencies in the United States. Arbitron’s core businesses are measuring network and local market radio audiences across the United States; surveying the retail, media and product patterns of local market consumers; and providing application software used for analyzing media audience and marketing information data. The company has developed the Portable People Meter, a new technology for media and marketing research.

Through its Scarborough Research joint venture with The Nielsen Company, Arbitron provides additional media and marketing research services to the broadcast television, newspaper and online industries.

Arbitron’s marketing and business units are supported by a world-renowned research and technology organization located in Columbia, Maryland.

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Portable People MeterTM and PPMTM are marks of Arbitron Inc.

Arbitron Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The statements regarding Arbitron Inc. and its subsidiaries in this document that are not historical in nature, particularly those that utilize terminology such as “may,” “will,” “should,” “likely,” ”expects,” “anticipates,” “estimates,” “believes,” or “plans,” or comparable terminology, are forward-looking statements based on current expectations about future events, which we have derived from information currently available to us. These forward-looking statements involve known and unknown risks and uncertainties that may cause our results to be materially different from results implied in such forward-looking statements. These risks and uncertainties include, in no particular order, whether we will be able to:

•	absorb costs related to legal proceedings and governmental entity interactions and avoid related fines, limitations, or conditions on our business activities;

•	successfully implement the commercialization of our Portable People MeterTM service;

•	successfully maintain and promote industry usage of our services, a critical mass of broadcaster encoding, and the proper understanding of our audience measurement services and methodology in light of governmental regulation, legislation, litigation, activism or adverse public relations efforts;

•	successfully design, recruit and maintain PPM panels that appropriately balance research quality, panel size and operational cost;

•	compete with companies that may have financial, marketing, sales, technical, or other advantages over us;

•	complete the Media Rating Council (“MRC”) audits of our local market PPM ratings services in a timely manner and successfully obtain and/or maintain MRC accreditation for our audience measurement business;

•	renew contracts with key customers;

•	successfully execute our business strategies, including entering into potential acquisition, joint-venture or other material third-party agreements;

•	effectively manage the impact, if any, of any further ownership shifts in the radio and advertising agency industries;

•	respond to rapidly changing technological needs of our customer base, including creating new proprietary software systems and new customer products and services that meet these needs in a timely manner;

•	successfully manage the impact on our business of any economic downturn, generally, and in the advertising market, in particular;

•	successfully manage the impact on costs of data collection due to lower respondent cooperation in surveys, privacy concerns, consumer trends, technology changes and/or government regulations; and

•	successfully develop and implement technology solutions to measure new forms of audio content and delivery, multimedia and advertising in an increasingly competitive environment.

There are a number of additional important factors that could cause actual events or our actual results to differ materially from those indicated by such forward-looking statements, including, without limitation, the risk factors set forth in the caption “ITEM 1A. — RISK FACTORS” in our Annual Report on Form 10-K for the year ended December 31, 2007, our Quarterly Report on Form 10-Q for the period ended September 30, 2008, and elsewhere, and any subsequent periodic or current reports filed by us with the Securities and Exchange Commission.

In addition, any forward-looking statements contained in this document represent our estimates only as of the date hereof, and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if our estimates change.

(Tables to Follow)

Arbitron Inc.
Consolidated Statements of Income
Three Months Ended December 31, 2008 and 2007
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	December 31,			%
	2008	2007	Change	Change
Revenue	$93,578	$80,132	$13,446	16.8%
Costs and expenses
Cost of revenue	56,142	49,257	6,885	14.0%
Selling, general and administrative	26,728	20,173	6,555	32.5%
Research and development	11,610	10,473	1,137	10.9%
Total costs and expenses	94,480	79,903	14,577	18.2%
Operating income (loss)	(902)	229	(1,131)	NM
Equity in net income of affiliate(s)	7,650	5,987	1,663	27.8%
Earnings before interest and income taxes (1)	6,748	6,216	532	8.6%
Interest income	41	375	(334)	(89.1%)
Interest expense	692	379	313	82.6%
Income from continuing operations before income taxes	6,097	6,212	(115)	(1.9%)
Income tax expense	2,715	2,077	638	30.7%
Income from continuing operations	3,382	4,135	(753)	(18.2%)
Discontinued Operations
Loss from discontinued operations, net of taxes	(24)	(458)	434	(94.8%)
Loss from sale of discontinued operations, net of taxes	-	-	-	NM
Loss from discontinued operations, net of taxes	(24)	(458)	434	(94.8%)
Net Income	$3,358	$3,677	$(319)	(8.7%)
Basic weighted average common share
Income from continuing operations	$0.13	$0.15	$(0.02)	(13.3%)
Loss from discontinued operations	-	(0.02)	0.02	NM
Net income	$0.13	$0.13	-	—
Diluted weighted average common share
Income from continuing operations	$0.13	$0.14	$(0.01)	(7.1%)
Loss from discontinued operations	-	(0.02)	0.02	NM
Net income	$0.13	$0.13	-	—
Weighted average shares used in calculations
Basic	26,381	28,305	(1,924)	(6.8%)
Diluted	26,422	28,525	(2,103)	(7.4%)
Dividends per common share	$0.10	$0.10	-	—
Other data:
EBITDA (1)	$11,552	$10,082	$1,470	14.6%
(1) The terms EBIT (earnings before interest and income taxes) and EBITDA (earnings before interest, income taxes, depreciation and amortization) are non-GAAP financial measures that the management of Arbitron believes are useful to investors in evaluating the Company’s results. For a reconciliation of these non-GAAP financial measures to the most comparable GAAP equivalent, see the EBIT and EBITDA Non-GAAP Reconciliation, along with related footnotes, below. Certain per share amounts may not total due to rounding. NM= Not meaningful.

Arbitron Inc.
Consolidated Statements of Income
Years Ended December 31, 2008 and 2007
(In thousands, except per share data)
(Unaudited)

	Years Ended
	December 31,			%
	2008	2007	Change	Change
Revenue	$368,824	$338,469	$30,355	9.0%
Costs and expenses
Cost of revenue	185,632	157,175	28,457	18.1%
Selling, general and administrative	85,315	79,516	5,799	7.3%
Research and development	41,412	42,496	(1,084)	(2.6%)
Total costs and expenses	312,359	279,187	33,172	11.9%
Operating income	56,465	59,282	(2,817)	(4.8%)
Equity in net income of affiliates	6,677	4,057	2,620	64.6%
Earnings before interest and income taxes (2)	63,142	63,339	(197)	(0.3%)
Interest income	623	2,118	(1,495)	(70.6%)
Interest expense	2,216	665	1,551	233.2%
Income from continuing operations before income taxes	61,549	64,792	(3,243)	(5.0%)
Income tax expense	24,330	24,288	42	0.2%
Income from continuing operations	37,219	40,504	(3,285)	(8.1%)
Discontinued Operations
Loss from discontinued operations, net of taxes	(462)	(324)	(138)	42.6%
Gain from sale of discontinued operations, net of taxes	423	-	423	NM
Loss from discontinued operations, net of taxes	(39)	(324)	285	(88.0%)
Net Income	$37,180	$40,180	(3,000)	(7.5%)
Basic weighted average common share
Income from continuing operations	$1.37	$1.38	$(0.01)	(0.7%)
Loss from discontinued operations	-	$(0.01)	$0.01	NM
Net income	$1.37	$1.37	-	—
Diluted weighted average common share
Income from continuing operations	$1.37	$1.37	-	—
Loss from discontinued operations	-	$(0.01)	$0.01	NM
Net income	$1.36	$1.35	$0.01	0.7%
Weighted average shares used in calculations
Basic	27,094	29,399	(2,305)	(7.8%)
Diluted	27,259	29,665	(2,406)	(8.1%)
Dividends per common share	$0.40	$0.40	-	—
Other data:
EBITDA (2)	$80,605	$75,889	$4,716	6.2%
(2) The terms EBIT (earnings before interest and income taxes) and EBITDA (earnings before interest, income taxes, depreciation and amortization) are non-GAAP financial measures that the management of Arbitron believes are useful to investors in evaluating the Company’s results. For a reconciliation of these non-GAAP financial measures to the most comparable GAAP equivalent, see the EBIT and EBITDA Non-GAAP Reconciliation, along with related footnotes, below. Certain per share amounts may not total due to rounding. NM=Not meaningful.

Arbitron Inc.
EBIT and EBITDA Non-GAAP Reconciliation
Three Months and Years Ended December 31, 2008 and 2007
(In thousands)
(Unaudited)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2008	2007	2008	2007
Income from continuing operations	$3,382	$4,135	$37,219	$40,504
Income tax expense	2,715	2,077	24,330	24,288
Net interest expense (income)	651	4	1,593	(1,453)
EBIT (3)	$6,748	$6,216	$63,142	$63,339
Depreciation and amortization	4,804	3,866	17,463	12,550
EBITDA (3)	$11,552	$10,082	$80,605	$75,889

(3) Arbitron’s management believes that presenting EBIT (earnings before interest and income taxes) and EBITDA (earnings before interest, income taxes, depreciation and amortization), both non-GAAP financial measures, as supplemental information helps investors, analysts, and others, if they so choose, in understanding and evaluating Arbitron’s operating performance in some of the same manners that management does because EBIT and EBITDA exclude certain items that are not directly related to Arbitron’s core operating performance. Arbitron’s management references these non-GAAP financial measures in assessing current performance and making decisions about internal budgets, resource allocation and financial goals. EBIT is calculated by deducting net interest income from income from continuing operations and adding back net interest expense and income tax expense to income from continuing operations. EBITDA is calculated by deducting net interest income from income from continuing operations and adding back net interest expense, income tax expense, and depreciation and amortization to income from continuing operations. EBIT and EBITDA should not be considered substitutes either for income from continuing operations, as indicators of Arbitron’s operating performance, or for cash flow, as measures of Arbitron’s liquidity. In addition, because EBIT and EBITDA may not be calculated identically by all companies, the presentation here may not be comparable to other similarly titled measures of other companies.

Arbitron Inc.
Condensed Consolidated Balance Sheets
December 31, 2008 and, 2007
(In thousands)
(Unaudited)

	December 31,	December 31,
	2008	2007
Assets:
Cash and cash equivalents	$8,658	$21,141
Trade receivables	50,037	34,171
Property and equipment, net	62,930	50,183
Goodwill, net	38,500	38,500
Other assets	39,472	29,002
Assets held for sale of discontinued operations	—	7,546
Total assets	$199,597	$180,543
Liabilities and Stockholders’ (Deficit) Equity:
Deferred revenue	$57,304	$66,768
Other liabilities	71,788	48,924
Liabilities of discontinued operations	—	4,651
Long term debt (including current portion of $5,000 for 2007)	85,000	12,000
Stockholders’ (deficit) equity	(14,495)	48,200
Total liabilities and stockholders’ (deficit) equity	$199,597	$180,543

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